UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

  CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2017

Interpace Diagnostics Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building A

300 Interpace Parkway

Parsippany, NJ 07054

(Address, including zip code, of Principal Executive Offices)

(855) 776-6419

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Form 8-K/A”) is an amendment to the Current Report on Form 8-K filed by Interpace Diagnostics Group, Inc. on March 23, 2017 (the “Original 8-K”). This Form 8-K/A is being filed to reflect certain changes to the terms of a note described in the Original 8-K to address a drafting error.

Item 1.01.     Entry into a Material Definitive Agreement

On March 31, 2017, Interpace Diagnostics Group, Inc., a Delaware corporation (the “Company”), entered into a waiver agreement (the “Waiver Agreement”), with the holder (the “Holder”) of the Company’s Senior Secured Convertible Note (as described in the Original 8-K). Pursuant to the Waiver Agreement, the Holder waived all rights pursuant to Section 7(b) of the Senior Secured Convertible Note, including, without limitation, any right to have an adjustment to the Conversion Price (as defined in the Senior Secured Convertible Note) of the Senior Secured Convertible Note or the right to substitute the Variable Price (as defined in the Senior Secured Convertible Note) for the Conversion Price of the Senior Secured Convertible Note, unless and until the Company obtains Stockholder Approval (as defined in the Senior Secured Convertible Note).

The foregoing descriptions are qualified in their entirety by reference to the full text of the agreements, which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference in their entirety.

Through March 31, 2017, the Holder has converted $4,321,663 of the Senior Secured Convertible Note into 1,730,534 shares of the Company’s common stock.

Item 9.01.     Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Description

4.1+	Senior Secured Convertible Note, dated March 23, 2017, by Interpace Diagnostics Group, Inc. in favor of Hudson Bay Master Fund Ltd.

4.2*	Form of Waiver Agreement, dated March 23, 2017, between Interpace Diagnostics Group, Inc. and Hudson Bay Master Fund Ltd.

* Filed herewith

+ Previously filed

signatureS

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Interpace Diagnostics Group, Inc.

Date: March 31, 2017	By:	/s/ Jack E. Stover
	Name:	Jack E. Stover
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1+	Senior Secured Convertible Note, dated March 23, 2017, by Interpace Diagnostics Group, Inc. in favor of Hudson Bay Master Fund Ltd.

4.2*	Form of Waiver Agreement, dated March 23, 2017, between Interpace Diagnostics Group, Inc. and Hudson Bay Master Fund Ltd.

* Filed herewith

+ Previously filed